SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  April 3, 2002
                                                 ----------------------------


                        The Stanley Works
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         (Exact name of registrant as specified in charter)


  Connecticut               1-5224                        06-0548860
---------------         -------------                  -------------------
(State or other          (Commission                   (IRS Employer
jurisdiction of          File Number)                   Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
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(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (860) 225-5111
                                                   --------------------------


                                 Not Applicable
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(Former name or former address, if changed since last report)







                       Exhibit Index is located on Page 4
                                Page 1 of 8 Pages

         Item 7.       Financial Statements and Exhibits.

           (c) 20(i)   Press Release dated April 3, 2002.

               20(ii) Cautionary Statements relating to forward looking statements included in Exhibit 20(i).



         Item 9.       Regulation FD Disclosure.

                       In a press release attached to this 8-K, the company provided earnings guidance for the first quarter, second quarter and full year 2002 and commentary regarding cash generation.































                                Page 2 of 8 Pages

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                             THE STANLEY WORKS


Date:  April 3, 2002         By:     /s/ Bruce H. Beatt
                             ------------------------------
                             Name:  Bruce H. Beatt
                             Title: Vice President, General
                                    Counsel and Secretary






























                                Page 3 of 8 Pages

                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                               Dated April 3, 2002



                                Exhibit No.   Page
                                -----------   ----

                                 20(i)         5

                                 20(ii)        7






























                                Page 4 of 8 Pages

                                                            Exhibit 20(i)

FOR IMMEDIATE RELEASE

STANLEY WORKS INCREASES 2ND QUARTER E.P.S. GUIDANCE AND CONFIRMS
FULL YEAR 2002 OUTLOOK

COMPANY ALSO SETS MAY 9 DATE FOR ANNUAL MEETING

New Britain, Connecticut, April 3, 2002 ... The Stanley Works (NYSE: SWK) today indicated its comfort with the current First Call consensus estimate of $.56 per fully-diluted share for its first quarter ended March 30, up 4% over last year and above previous guidance of $.55 per fully-diluted share. As expected, revenues were approximately flat with the prior year. The company also indicated that, aided by significant inventory reductions, cash generated by operations would be among the best first quarter performances since 1996. The company will report results on April 24, as scheduled, and will conduct a conference call for analysts at that time.

John Trani, Chairman and Chief Executive Officer, stated: "Revenues were on track with our guidance. It is clear that we are benefiting from recent retail share gains, and consumer markets are improving. The industrial markets appear to have bottomed; and some recovery is apparent, for example in our Hydraulics Tools and Access Technologies businesses.

Mr. Trani added: "Our Wal-Mart program continues to outpace customer expectations and the results are generating promotional opportunities for the rest of the year. Our program at Target continues to gain momentum with results consistently exceeding the customer's expectations. In addition, we have recently placed our new Stanley(R) Pro Series(TM) trowel trade offering at Lowe's and initial orders are being received under our new alliance with The Home Depot for delivery in the second quarter. Finally, our Mac Tools business is solidly profitable for the first time since early 1998."

All of these efforts have solidified second quarter and second half sales expectations and with that confidence in our E.P.S. guidance has grown.

As a result, management expressed confidence that second quarter earnings per fully-diluted share will be $.71-$.73, exceeding the current First Call estimate


                               Page 5 of 8 Pages
of $.68. This represents an improvement of 22%-26% over the $.58 earned in the second quarter of 2001. For the full year 2002, earnings per fully diluted share are expected to be on the high end of the range of previous guidance (up 18%-22%).

The company also noted that this and all previous earnings guidance excludes any possible benefit from its proposed re-incorporation in Bermuda.

Finally, the company announced that, after completing its review, the Securities and Exchange Commission declared effective the S-4 Registration Statement filed by The Stanley Works, Ltd. Proxies and annual reports will be mailed this week, and the company's annual meeting of shareowners has been scheduled for Thursday, May 9 in New Britain, Connecticut. At that time the company's previously announced proposal to re-incorporate in Bermuda will be voted upon by its shareowners.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, door systems and related hardware for professional, industrial and consumer use.


Contact:  Gerard J. Gould
          Vice President, Investor Relations
          (860) 827-3833
          ggould@stanleyworks.com



This press release contains forward-looking statements. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today. The Stanley Works corporate press releases are available on the company's Internet web site at www.stanleyworks.com.












                                Page 6 of 8 Pages
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                                                               Exhibit 20(ii)

                              CAUTIONARY STATEMENTS


           Under the Private Securities Litigation Reform Act of 1995

Statements in the company's press release attached to this Current Report on Form 8-K regarding the company's ability to (i) deliver earnings of $.56 per fully-diluted share for the first quarter 2002, up 4% over the first quarter 2001; (ii) deliver cash generated by operations for the first quarter among the best first quarter performances since 1996; (iii) achieve second quarter earnings per fully-diluted share of $.71 - $.73, an improvement of 22-26% over the second quarter of 2001; and (iv) for the full year 2002, achieve earnings per fully-diluted share on the high end of the range of previous guidance of up 18-22% from the full year 2001, are forward looking and inherently subject to risk and uncertainty.

The company's ability to achieve the earnings objectives identified in the preceding paragraph is dependent on both internal and external factors, including the success of the company's marketing and sales efforts, continuing improvements in productivity and cost reductions and continued reduction of selling, general and administrative expenses as a percentage of sales, the strength of the United States economy and the strength of foreign currencies, including, without limitation, the Euro.

The company's ability to achieve the expected level of revenues is dependent upon a number of factors, including (i) the ability to recruit and retain a sales force comprised of employees and manufacturers representatives, (ii) the success of The Home Depot and Wal-Mart programs, and of other initiatives to increase retail sell through and stimulate demand for the company's products,
(iii) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage, (iv) the ability of the company to fulfill demand for its products, (v) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition, and (vi) the acceptance of the company's new products in the marketplace as well as the ability to satisfy demand for these products.

The company's ability to improve its productivity and to lower the cost structure is dependent on the success of various initiatives that are underway or are being developed to improve manufacturing and sales operations and to

                                Page 7 of 8 Pages
implement related control systems, which initiatives include certain facility closures and related workforce reductions expected to be completed in 2002. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

The company's ability to continue to reduce selling, general and administrative expenses as a percentage of sales is dependent on various process improvement activities, the continued success of changes to the sales organization and the reduction of transaction costs.

The company's ability to show cash generation for the first quarter among the best first quarter performances since 1996 is dependent on achieving the first quarter earnings growth and the continued success of improvements in processes to manage inventory and receivables levels.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade,
monetary  and  fiscal   policies   and  laws,   inflation,   currency   exchange
fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products, the impact of the events of September 11, 2001 and recessionary or expansive trends in the economies of the world in which the company operates.













                                Page 8 of 8 Pages
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